UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

NUWAY MEDICAL, INC.
_______________________________________
(Exact name of registrant as specified in charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1155, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed on June 23, 2006, NuWay Medical, Inc. (the "Company") entered into a Consulting Agreement dated June 20, 2006 (the "Consulting Agreement") with Kenneth Reay Code, ("Code"). Pursuant to the Consulting Agreement, the Company engaged the services of Code, effective January 1, 2006, to advise the Company in research and development and technical support, and to provide other services and assistance to the Company in matters relating to the Company’s business.

The Consulting Agreement contains provisions requiring Code to devote substantially all of his business time to the Company; prohibiting Code from directly or indirectly engaging in any business activity that would be competitive with the business of the Company or its affiliates, including its wholly-owned subsidiary BioLargo Life Technologies, Inc. (“BLTI”); providing that during the term of the Consulting Agreement and for one year post-termination, Code will not solicit the Company’s employees or customers; and other standard provisions typical for a consulting agreement.

The Consulting Agreement also provides that the Company shall retain the exclusive right to use or distribute all creations which may be created during the term of the Consulting Agreement.

The Consulting Agreement terminates on January 1, 2007, unless terminated earlier as provided therein. On December 20, 2006, the parties entered into Amendment No. 1 to the Consulting Agreement pursuant to which the term of the Consulting Agreement was extended to March 31, 2007. All other provisions of the Consulting Agreement remain the same.

During the term of the Consulting Agreement, as extended, Code shall be paid $15,400 per month, prorated for partial months, and shall be entitled to reimbursement for authorized business expenses incurred in the performance of his duties.

Code has also agreed to protect, maintain and keep confidential any proprietary or confidential information of the Company and executed a non-disclosure and confidentiality agreement dated as of June 20, 2006 in connection therewith.

As previously disclosed in a Current Report on Form 8-K filed on August 16, 2006, the Company and BLTI entered into a Research and Development Agreement dated August 11, 2006, and on August 14, 2006, entered into Amendment No. 1 to such agreement (collectively, the “R&D Agreement”) with IOWC Technologies Inc. (“IOWC”) and Code. Pursuant to the R&D Agreement, IOWC and Code will provide its research and development services and expertise in the field of disposable absorbent products to the Company and BLTI.

The R&D Agreement provides that the Company and BLTI will own, and the Company and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, IOWC and Code have agreed that during the term of the R&D Agreement and for one year after termination they will not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement terminates on December 31, 2006, unless terminated earlier as provided therein. On December 20, 2006, the parties entered into Amendment No. 2 to the R&D Agreement pursuant to which the term of the R&D Agreement was extended to March 31, 2007. All other provisions of the R&D Agreement remain the same.

During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of IOWC’s services, IOWC shall be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and IOWC employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

As further consideration to Code to enter into the Original Agreement, on August 14, 2006 the Company issued to Code 15,515,913 shares of its Common Stock (the “Code Stock”), which amounts to 19.9% of the Common Stock of the Company issued and outstanding immediately following the issuance of the Code Stock.

IOWC and Code have agreed to protect, maintain and keep confidential any proprietary or confidential information of the Company and BLTI and have executed a non-disclosure and confidentiality agreement in favor of the Company.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 dated as of December 20, 2006 to Consulting Agreement
10.2	Amendment No. 2 dated as of December 20, 2006 to Research and Development Agreement

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	NUWAY MEDICAL, INC.
	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer